UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

NATIONWIDE HEALTH PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-9028	95-3997619
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 718-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 10, 2010, Nationwide Health Properties, Inc. (the “Company”) filed a prospectus supplement to its Registration Statement on Form S-3ASR (File No. 333-164384) relating to the Company’s possible issuance of up to 5,000 shares of the Company’s common stock in exchange for up to 2,551 Class A Partnership Units of NHP/PMB L.P. issued on June 1, 2009, which may be tendered for redemption in accordance with the agreement of limited partnership of NHP/PMB L.P. In connection therewith, the Company is filing as an exhibit to this report the opinion of Venable LLP with respect to the validity of the shares of common stock that may be so issued.

At June 9, 2010, the REIT Shares Amount, which is number of shares of common stock with which the Company may satisfy redemptions of Class A Partnership Units, was equal to 1.004 shares of common stock per Class A Partnership Unit.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.
Date: June 10, 2010	By:	/s/ Abdo H. Khoury

		Name:	Abdo H. Khoury
		Title:	Executive Vice President and Chief Financial & Portfolio Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)